                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                        PHARMACOPEIA, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the
      Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[PHARMACOPEIA LOGO]

                                                            JOSEPH A. MOLLICA,
                                                                   PH.D.
                                                         Chairman, President and
                                                         Chief Executive Officer

                                                               April 6, 2001

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Pharmacopeia, Inc., to be held on Wednesday, May 2, 2001 at 9:00 a.m. at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

I hope that you will be able to join us. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

Thank you for your interest and participation in the affairs of Pharmacopeia.

                                          Sincerely,

                                          [/S/ JOSEPH A. MOLLICA]

                                          Joseph A. Mollica

        Pharmacopeia, Inc. - CN 5350 - Princeton, New Jersey 08543-5350

                               PHARMACOPEIA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Pharmacopeia, Inc., a Delaware corporation (the "Company"), will be held on May 2, 2001, at 9:00 a.m. local time, at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect three directors to the Board of Directors for a term of three years.

    2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase from 250,000 to 750,000 the number of shares of Common Stock authorized for issuance thereunder.

    3. To approve an amendment to the Company's 1995 Director Option Plan to provide that options awarded to a director after his or her initial grant would vest on the date of the stockholders' meeting following the date of grant.

    4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 15, 2001 are entitled to receive notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy Card.

                                          By Order of the Board of Directors,

                                          [/S/ BRUCE C. MEYERS]

                                          Bruce C. Myers
                                          Secretary

Princeton, New Jersey
April 6, 2001

                               PHARMACOPEIA, INC.
                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of Pharmacopeia, Inc., a Delaware corporation (the "Company"), for use at its 2001 Annual Meeting of Stockholders to be held on May 2, 2001, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey. The Company's principal executive offices are located at CN5350, Princeton, New Jersey 08543-5350. The Company's telephone number is
(609) 452-3600.

    These proxy solicitation materials were mailed on or about April 6, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

    Stockholders of record at the close of business on March 15, 2001 (the "Record Date"), are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 23,701,758 shares of the Company's Common Stock, $0.0001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the Annual Meeting and votes in person.

VOTING AND SOLICITATION

    Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Election appointed for the Annual Meeting who will determine whether or not a quorum is present and the results of the votes with respect to each matter.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The Inspector of Election will treat abstentions and broker non-votes as shares that are present for the purpose of determining the presence of a quorum.

    The election of directors will be decided by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote. The approval of the proposed amendment to the Employee Stock Purchase Plan and the proposed amendment to the 1995 Director Option Plan, and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, each will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes cast with respect to these proposals, and therefore will have the same effect as a vote against the proposals. Broker non-votes will not be counted as votes cast with respect to these proposals, and therefore will have no effect on the outcome of the votes.

    The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone. In addition, the Company has engaged Georgeson Shareholder Communications, Inc. to assist the Company in soliciting proxies in exchange for $7,500 plus reimbursement of expenses.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Stockholder proposals pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 7, 2001 in order that they may be included in the proxy statement and form of proxy for that meeting. In addition, in accordance with Rule 14a-4(c) under the Exchange Act, the Company's form of proxy relating to the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote at such meeting on matters that are submitted to the Company outside the processes of Rule 14a-8 after February 20, 2002.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has seven directors with two directors in Class I, two directors in Class II and three directors in Class III. The terms of office of Class III directors Paul A. Bartlett and Charles A. Sanders expire at the 2001 Annual Meeting. Class III director Ricardo B. Levy was appointed by the Board of Directors on July 26, 2000 and is being nominated for election for a three year term at the 2001 Annual Meeting. The terms of office of Class I directors Joseph A. Mollica and Gary E. Costley expire at the 2002 Annual Meeting and the terms of office of Class II directors Frank Baldino, Jr. and James J. Marino expire at the 2003 Annual Meeting. At the 2001 Annual Meeting, the stockholders will elect three Class III directors for a term of three years.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below. If any of the nominees of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

    The names of the nominees, and certain information about them, are set forth below:

                                                                                          DIRECTOR
NAME OF NOMINEE                   AGE              POSITION/PRINCIPAL OCCUPATION           SINCE
---------------                 --------   ---------------------------------------------  --------
Paul A. Bartlett, Ph.D........     53      Director; Professor of Chemistry at the          1998
                                           University of California, Berkeley

Charles A. Sanders, M.D.(2)...     69      Director; Chairman of the Board of Directors     1997
                                           and Chief Executive Officer of Glaxo, Inc.
                                           (Retired)

Ricardo B. Levy, Ph.D.(1).....     56      Director; Chairman of the Board of Directors     2000
                                           of Catalytica Energy Systems, Inc.

------------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    Dr. Bartlett has served as a director of the Company since January 1998. Dr. Bartlett is also a member of the Company's Scientific Advisory Board.
Dr. Bartlett has been a Professor of Chemistry at the University of California, Berkeley since 1973.

    Dr. Sanders has served as a director of the Company since July 1997. From 1992 until his retirement in 1995, Dr. Sanders held the position of Chairman of the Board of Directors of Glaxo, Inc., where he was also Chief Executive Officer from 1989 to 1994. Dr. Sanders serves on the Boards of Directors of Kendle International Inc., Magainin Pharmaceuticals, Scios Inc., Edgewater, Inc., Trimeris, Inc., Vertex Pharmaceuticals Incorporated, Biopure Corporation, Genentech Inc. and certain closely held companies and charitable organizations.

    Dr. Levy has served as a director of the Company since July of 2000.
Dr. Levy is a Founder of Catalytica, Inc. He currently serves as Chairman of the Board of Catalytica Energy Systems, Inc. From its founding in 1974 through 1991, Dr. Levy served as Director and Chief Operating Officer of Catalytica, Inc. and from 1991 to 2000 as President and Chief Executive Officer. Prior to 1974,
Dr. Levy was a member of the Chemical Physics Research Team at Exxon Research and Engineering

Company. Dr. Levy received a Ph.D. in chemical engineering in 1972 from Stanford University, a M.S. in 1967 from Princeton University, and a B.S. in 1966 from Stanford University.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

    The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                                DIRECTOR
NAME OF DIRECTOR                    AGE                POSITION/PRINCIPAL OCCUPATION             SINCE
----------------                  --------   -------------------------------------------------  --------
Joseph A. Mollica, Ph.D.........     60      Director; Chairman of the Board, President and       1994
                                             Chief Executive Officer of the Company

Gary E. Costley, Ph.D.(1)(2)....     57      Director; Chairman of the Board, President and       1996
                                             Chief Executive Officer of International
                                             Multifoods Corporation

Frank Baldino, Jr. Ph.D.(2).....     47      Director; President and Chief Executive Officer      1996
                                             of Cephalon, Inc.

James J. Marino(1)..............     51      Director; Partner, law firm of Dechert               2000

------------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    There is no family relationship between any director, executive officer or nominee for director of the Company.

    Dr. Mollica has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1994 and was appointed President in August 1996. From 1987 to December 1993, Dr. Mollica was employed initially by the DuPont Company and then by the DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. Dr. Mollica is a Director of Nexell Therapeutics Inc., Genencor Inc., ImPath, Inc., and Neurocrine BioSciences, Inc.

    Dr. Costley has served as a director of the Company since February 1996.
Dr. Costley has served as the Chairman of the Board of Directors, President and Chief Executive Officer of International Multifoods Corporation, a food company, since January 1997. From May 1995 through January 1997, Dr. Costley was the Dean of the Babcock Graduate School of Management, Wake Forest University. For more than five years prior to that time, Dr. Costley held various management positions with Kellogg Company, most recently as Executive Vice President.
Dr. Costley is currently a Director of International Multifoods Corporation and Candlewood Hotel Co. Inc.

    Dr. Baldino has served as a director of the Company since October 1996. Dr. Baldino is a founder of Cephalon, Inc., an integrated specialty biopharmaceutical company and has served as its President and Chief Executive Officer since 1987. Dr. Baldino is currently a director of Cephalon, Inc., ViroPharma, Inc., Adolor Corporation, and certain closely held companies and charitable organizations.

    Mr. Marino has served as a director of the Company since February 2000. He has been a partner in the law firm of Dechert since 1988. Mr. Marino currently serves as Chair of the firm's Life Sciences Practice Group and is the Managing Partner of the firm's Princeton office. He is engaged in the practice of corporate law with an emphasis on the representation of technology-based companies.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2001 (i) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) by each of the executive officers named in the table under

"Executive Compensation--Summary Compensation Table," (iii) by each director and nominee for director, and (iv) by all current directors and executive officers as a group:

                                                                                 APPROXIMATE
                                                               NUMBER OF        PERCENTAGE OF
NAME OF PERSON OR ENTITY                                       SHARES(1)      TOTAL VOTING POWER
------------------------                                      -----------     ------------------
OrbiMed Advisors, Inc. and OrbiMed Advisors LLC.............   2,346,000(2)         9.99%
  767 Third Avenue
  6th Floor
  New York, NY 10010

Wellington Management Company, LLP..........................   2,050,200(3)         8.73%
  75 State Street
  Boston MA 02109

Corning, Inc................................................   1,702,081(4)         7.25%
  One Riverfront Plaza
  Corning, NY 14831

Joseph A. Mollica...........................................     360,572(5)         1.52%

Saiid Zarrabian.............................................     175,305(6)        *

Bruce C. Myers..............................................      22,760(7)        *

Stephen A. Spearman.........................................      67,662(8)        *

John J. Baldwin.............................................     172,793(9)        *

Richard Walsh...............................................       5,275           *

Frank Baldino, Jr...........................................          --           *

Paul A. Bartlett............................................      74,106(10)       *

Gary E. Costley.............................................       5,000(11)       *

Ricardo B. Levy.............................................          --           *

James J. Marino.............................................       4,534(12)       *

Charles A. Sanders..........................................      15,000(13)       *

All Current Directors and Executive Officers as a group          980,997(14)        4.08%
  (17 persons)..............................................

------------------------

*   Less than one percent.

 (1) Gives effect to the shares of Common Stock issuable within 60 days of January 31, 2001 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as being beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

 (2) OrbiMed Advisors, Inc. and OrbiMed Advisors LLC filed a Schedule 13G with respect to the Company's Common Stock on January 11, 2001 disclosing shared voting and investment power over all the shares described. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G.

 (3) Wellington Management Company LLP filed an amended Schedule 13G with respect to the Company's Common Stock on February 13, 2001. All data in this Proxy Statement regarding such ownership is based on such amended
     Schedule 13G.

 (4) Corning, Inc. filed an amended Schedule 13G with respect to the Company's Common Stock on February 21, 2001. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G.

 (5) Includes 15,546 shares held by Dr. Mollica's wife, children and grandchildren, although Dr. Mollica disclaims beneficial ownership of such shares. Includes 181,457 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

 (6) Includes 134,502 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

 (7) Includes 21,690 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

 (8) Includes 66,414 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

 (9) Includes 70,831 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

(10) Includes 15,106 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

(11) Includes 5,000 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

(12) Includes 3,334 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

(13) Includes 15,000 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

(14) Includes 576,748 shares of Pharmacopeia Common Stock subject to options exercisable within 60 days of January 31, 2001.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during 2000. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

    The Audit Committee's current members are Gary E. Costley, Ricardo B. Levy and James J. Marino. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee met four times during 2000. The Company has adopted a written charter for the Audit Committee. The charter is attached as Exhibit A to this proxy statement.

    The Compensation Committee's current members are Gary E. Costley, Frank Baldino, Jr. and Charles A. Sanders. The Compensation Committee reviews and recommends to the Board the compensation of all executive officers. The Compensation Committee met seven times during 2000.

    No current director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (during the period that he served) or the total number of meetings held by all committees of the Board of Directors on which he served (during the period that he served).

BOARD COMPENSATION

    Non-employee directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. In addition, the Company has agreed to pay directors Gary E. Costley, Frank Baldino, Jr., James J. Marino, Paul A. Bartlett, Charles A. Sanders and
Ricardo B. Levy and any other non-employee director who becomes a member of the Board of Directors for the first time after 1995 a cash fee of $1,500 for each meeting of the Board of Directors or a committee thereof attended by such director. In addition, each non-employee director is paid a cash retainer of $12,000 per year, payable in advance for the year of service immediately following the Annual Meeting of Stockholders. Each non-employee director participates in the 1995 Director Stock Option Plan. Each individual who becomes a non-employee Board member for the first time on or after October 26, 1995 will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been in the prior employ of the Company. Thereafter, at each annual stockholders meeting, each non-employee director with at least six months of service on the Board of Directors who will continue to serve as a director after such meeting will automatically be granted an option to purchase 5,000 shares of Common Stock.

EMPLOYMENT AGREEMENTS

    Effective February 2, 2001, the Company and Joseph A. Mollica entered into a three year employment agreement, subject thereafter to annual automatic extension, whereby Dr. Mollica is employed as Chief Executive Officer. Pursuant to his agreement, Dr. Mollica is entitled to receive an annual base salary and is eligible to receive a discretionary bonus of up to 50% of his base salary. The base salary and bonus percentage are subject to periodic review. In the event the Company terminates Dr. Mollica's employment without "cause", as defined in his agreement, or if Dr. Mollica terminates his employment for "good reason," as defined in his agreement, the Company will continue to pay as severance benefits his base salary, bonus and benefits until the earlier to occur of (i) twenty-four months after the date of termination or
(ii) Dr. Mollica's obtaining comparable full-time employment. "Good reason" includes an acquisition of the Company that materially changes Dr. Mollica's title or duties.

    In June 1993, the Company and John J. Baldwin entered into an agreement whereby Dr. Baldwin was hired as Vice President of Chemistry. Pursuant to his agreement, Dr. Baldwin is entitled to receive an annual base salary and is eligible for an annual bonus of up to 20% of his annual base salary to be awarded at the discretion of the Board of Directors. The base salary and bonus percentage may be adjusted with the approval of the Compensation Committee. Also pursuant to his agreement, the Company agreed to lend Dr. Baldwin $10,000 per year, up to a maximum of $50,000 at an interest rate equal to the minimum rate required to avoid imputation of income under applicable tax regulations. Currently, there are no loans outstanding from the Company to Dr. Baldwin. The agreement does not specify a term of employment. In the event the Company terminates Dr. Baldwin's employment without "cause" as defined in his agreement the Company will pay his annual salary until the earlier to occur of (i) one year after the date of termination or (ii) Dr. Baldwin's obtaining full-time employment. In 1998, Dr. Baldwin was appointed Chief Science and Technology Officer of the Company but has not entered into any amended employment agreement with the Company.

    The Company and Saiid Zarrabian entered into a Disengagement Agreement and Release as of September 11, 2000. The Company's obligations under such disengagement agreement replaced the Company's obligations under Mr. Zarrabian's employment agreement. The disengagement agreement provided for Mr. Zarrabian's position as an executive officer of the Company to end as of October 1, 2000, although Mr. Zarrabian continued to work at the Company until December 31, 2000. The Company agreed to pay Mr. Zarrabian a severance payment equal to $336,000. Mr. Zarrabian is also eligible to receive a percentage of his annual performance-based target bonus as determined by the Board of Directors.

    In June 1996, the Company and Stephen A. Spearman entered into an agreement whereby Dr. Spearman is employed as Executive Vice President of Operations. Pursuant to his agreement, Dr. Spearman is entitled to receive an annual base salary and is eligible for an annual bonus of up to 20% of his annual base salary to be awarded at the discretion of the Board of Directors. The base salary and bonus percentage may be adjusted with the approval of the Compensation Committee. The agreement does not specify a term of employment.

    In December 1998, Bruce C. Myers entered into an agreement whereby
Mr. Myers was hired as Senior Vice President of Finance, Administration and Strategic Planning of MSI. Pursuant to his agreement, Mr. Myers is entitled to receive an annual base salary and is eligible for an annual bonus of up to 30% of his base salary. The base salary and bonus percentage may be adjusted with the approval of the Compensation Committee. The agreement does not specify a term of employment. In the event the Company terminates Mr. Myers' employment for other than Mr. Myers' misconduct or breach of his obligations to the Company, the Company will continue to pay as severance benefits his base salary until the earlier to occur of (i) six months after the date of termination or
(ii) Mr. Myers commencing comparable employment. In 1999, Mr. Myers was appointed Senior Vice President and Chief Financial Officer of the Company but has not entered into any amended employment agreement with the Company. In 2000, Mr. Myers was appointed Executive Vice President and Chief Financial Officer of the Company but has not entered into any amended employment agreement with the Company.

    In January 1998, the Company and Richard Walsh entered into an employment agreement whereby Mr. Walsh was hired as Senior Vice President, Marketing and Business Development. Pursuant to his agreement, Mr. Walsh is entitled to receive an annual base salary and is eligible for an annual bonus of up to 20% of his annual base salary to be awarded at the discretion of the Board of Directors. In the event the Company terminates Mr. Walsh's employment without cause, he is entitled to certain severance payments. Mr. Walsh resigned his position with the Company effective December 31, 2000. In December 2000,
Mr. Walsh and the Company entered into a Consulting Agreement. Pursuant to the Consulting Agreement, which is effective from January 1, 2001 to June 30, 2001, Mr. Walsh may perform certain consulting services for the Company for a fee not to exceed $75,000 during any three-month period.

                                 PROPOSAL TWO:
               PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN
       TO INCREASE FROM 250,000 TO 750,000 THE NUMBER OF SHARES OF COMMON
                    STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

    The Pharmacopeia, Inc. Employee Stock Purchase Plan (the "Purchase Plan") as originally adopted provides that an aggregate of 250,000 shares of Company Common Stock may be sold to employees pursuant to the Purchase Plan. As of February 28, 2001, 219,867 shares had been issued pursuant to the Purchase Plan, leaving only 30,133 shares available for future purchase. In order to provide for the continued purchase of Company Common Stock pursuant to the Purchase Plan, the Board of Directors has adopted, subject to stockholder approval, an amendment to the Purchase Plan that would increase the number of shares of Common Stock to be issued thereunder by 500,000 shares. Thus, a total of 750,000 shares would be available under the Purchase Plan.

    A summary description of the Purchase Plan is attached as Exhibit B to this Proxy. This summary is qualified in its entirety by the full text of the Purchase Plan, copies of which may be obtained by the Company's stockholders upon request of the Office of the Secretary of the Company.

    The Board of Directors believes that this proposed increase in the number of shares authorized for issuance under the Purchase Plan is in the best interest of the Company. The Board of Directors believes that this increase will strengthen the Company's ability to attract and retain individuals with the desired training, experience and expertise in a highly competitive labor market. The Board of Directors also believes that this increase will allow the Company to furnish additional incentives to employees to promote the Company's financial success and to be motivated to increase shareholder value.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN FROM 250,000 TO 750,000 SHARES OF COMMON STOCK.

                                PROPOSAL THREE:
                PROPOSAL TO AMEND THE 1995 DIRECTOR OPTION PLAN
         TO PROVIDE THAT OPTIONS AWARDED TO A DIRECTOR AFTER HIS OR HER
           INITIAL GRANT WOULD VEST ON THE DATE OF THE STOCKHOLDERS'
                      MEETING FOLLOWING THE DATE OF GRANT

    The Pharmacopeia, Inc. 1995 Director Option Plan (the "Director Plan") as originally adopted provides that options granted under the Plan vest over a three year period in equal annual installments. Subject to stockholder approval, the Board of Directors approved an amendment to the Director Plan which would provide that options awarded to a director after his or her initial grant would vest on the date of the stockholders' meeting following the date of grant.

    A summary description of the Director Plan is attached as Exhibit C to this Proxy. This summary is qualified in its entirety by the full text of the Director Plan, copies of which may be obtained by the Company's stockholders upon request of the Office of the Secretary of the Company.

    The Board of Directors believes that this proposed amendment of the Director Plan is in the best interest of the Company. The Board of Directors believes that this increase will strengthen the Company's ability to compete successfully with other companies to attract and retain non-employee directors in a competitive market.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN.

                                 PROPOSAL FOUR:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of Pharmacopeia, Inc.'s Audit Committee, which is composed of independent directors, the Board of Directors of Pharmacopeia, Inc. appointed Ernst & Young LLP to serve as independent accountants for the year ending December 31, 2001.

    A representative of Ernst & Young is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

AUDIT FEES

    The aggregate fees from Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000 were $239,000.

AUDIT RELATED FEES

    The aggregate fees from Ernst & Young for professional services rendered in connection with registration statements, audits of employee benefit plans, due diligence, and consents, for the fiscal year ended December 31, 2000 were $183,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

    Ernst & Young LLP did not render any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees from Ernst & Young LLP for services rendered to the Company for the fiscal year ended December 31, 2000, other than the fees described above, were $4,000.

    The Audit Committee of Pharmacopeia, Inc. also determined that the provision of the non-audit services by Ernst & Young LLP described above is compatible with maintaining the independence of such independent auditor.

                    OTHER INFORMATION REGARDING THE COMPANY

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return to Pharmacopeia Inc.'s stockholders during the five-year period ended December 31, 2000 to (i) the Nasdaq Pharmaceuticals Index, (ii) the Nasdaq Stock Market (U.S. Companies) Index, and (iii) the Dow Jones Biotechnology Industry Group Index. In previous years, the Company compared the cumulative total stockholder return to
(ii) and (iii) above. In the future, the Company will only compare cumulative total stockholder return to (i) and (ii) above. This change is being made so that the Company compares its cumulative total stockholder return to the index used by its closest competitors. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that Pharmacopeia specifically incorporated it by reference to any such filing.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARATIVE CUMULATIVE RETURN AMONG PHARMACOPEIA, INC., NASDAQ
PHARMACEUTICALS INDEX, NASDAQ MARKET INDEX AND DOW JONES BIOTECHNOLOGY INDUSTRY GROUP INDEX

               NASDAQ     DOW JONES BIOTECHNOLOGY         NASDAQ
            MARKET INDEX     INDUSTRY GROUP INDEX  PHARMACEUTICALS INDEX  PHARMACOPEIA,INC
12/31/1995        100.00                   100.00                 100.00            100.00
12/31/1996        123.04                    99.17                 100.32             79.90
12/31/1997        150.69                   100.07                 103.61             65.98
12/31/1998        212.51                   128.36                 131.81             39.18
12/31/1999        394.92                   211.14                 244.42             93.30
12/31/2000        237.62                   259.20                 290.11             89.95

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the other five most highly compensated executive officers of Pharmacopeia (the "Named Executive Officers") for services rendered to Pharmacopeia in each of the last three fiscal years:

                                                                                LONG TERM COMPENSATION AWARDS(2)
                                                                         ----------------------------------------------
                                           ANNUAL COMPENSATION(1)         RESTRICTED    SECURITIES
                                       -------------------------------      STOCK       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)   AWARDS($)(3)    OPTIONS     COMPENSATION($)(4)
---------------------------            --------   ---------   --------   ------------   ----------   ------------------
Joseph A. Mollica....................    2000      479,167    242,500             --      55,000           5,250
President and Chief Executive Officer    1999      450,000    210,375             --      55,000           5,000
                                         1998      397,917    135,000             --      50,000           5,000

John J. Baldwin......................    2000      263,333     75,000             --      20,000           5,250
Chief Science and Technology Officer     1999      254,167     80,000             --      20,000           4,800
                                         1998      249,333     45,000             --      15,000           5,000

Saiid Zarrabian(5)...................    2000      336,000    151,200             --          --           5,040
Chief Operating Officer                  1999      278,875    160,000             --      70,000           4,740
                                         1998      218,333     40,000             --      30,000           1,185

Stephen A. Spearman..................    2000      265,833     75,000             --      20,000           5,250
Executive Vice President,                1999      254,167     80,000             --      35,000           4,800
Operations--Pharmacopeia Laboratories    1998      248,750     55,000             --      15,000           5,000

Bruce C. Myers.......................    2000      245,062     90,000             --      30,000           5,350
Executive Vice President and Chief       1999      213,333    125,000             --      20,000           5,000
Financial Officer                        1998       12,273(6)      --             --      50,000              --

Richard Walsh........................    2000      209,000      8,500             --       7,500           5,250
Senior Vice President,                   1999      203,334     48,000             --      12,500           4,800
Marketing and Business Development       1998      170,516     72,000             --      50,000           5,000

------------------------

(1) The value of certain perquisites or personal benefits is not included in the amounts disclosed because it did not exceed for any Named Executive Officer the lesser of either $50,000 or 10% of total annual salary and bonus reported for the Named Executive Officer.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officer in 1998, 1999 or 2000.

(3) During 1998, 1999 and 2000 no shares of restricted Common Stock were awarded or sold to the Named Executive Officers. As of December 31, 2000,
    Dr. Mollica held 162,400 shares of restricted Common Stock with an aggregate value of $3,542,350 and Dr. Baldwin held 100,750 shares of restricted Common Stock with an aggregate value of $2,197,609. Mr. Zarrabian, Dr. Spearman, Mr. Walsh, and Mr. Myers held no restricted Common Stock as of December 31, 2000.

(4) Represents Company matching 401(k) contributions in 1998, 1999 and 2000.

(5) Reported pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(6) Mr. Myers became employed by the Company in December 1998.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth each grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers:

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                             % OF TOTAL                               ASSUMED ANNUAL RATE OF
                                              OPTIONS                                 STOCK APPRECIATION FOR
                                             GRANTED TO                                   OPTION TERM (2)
                                OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------------
NAME                           GRANTED(1)   FISCAL YEAR     PRICE        DATE           5%              10%
----                           ----------   ------------   --------   ----------   -------------   -------------
Joseph A. Mollica............    55,000         3.57%       $43.50      7/11/10     $1,504,630      $3,813,029

John J. Baldwin..............    20,000         1.30%       $43.50      7/11/10        547,138       1,386,556

Saiid Zarrabian..............         0            --           --           --             --              --

Stephen A. Spearman..........    20,000         1.30%       $43.50      7/11/10        547,138       1,386,556

Bruce C. Myers...............    30,000         1.95%       $43.50      7/11/10        820,707       2,079,834

Richard Walsh................     7,500         0.49%       $43.50      7/11/10         16,313          32,625

------------------------

(1) The listed options become exercisable as follows: one-fourth of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter based on the optionee's continuing to be employed by the Company.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth for each of the Named Executive Officers options exercised during 2000 and the fiscal year-end value of unexercised options.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                           OPTIONS AT YEAR-END            AT YEAR-END($)(1)
                           ACQUIRED         VALUE        ---------------------------   ---------------------------
NAME                      ON EXERCISE   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   -----------   -------------
Joseph A. Mollica.......         --               --       170,727        114,273       1,368,697       646,228

John J. Baldwin.........         --               --        67,081         40,419         509,311       224,258

Saiid Zarrabian.........     40,000       $3,410,085       174,083         60,419       3,053,546       524,459

Stephen A. Spearman.....     24,000       $1,099,700        62,040         48,960         200,139       338,424

Bruce C. Myers..........     15,600       $1,345,461        17,315         67,085         223,402       478,162

Richard Walsh...........     35,155       $1,052,804         5,208         29,637          21,015       124,113

------------------------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

    The following is a report of the Compensation Committee (the "Committee") of the Board of Directors of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

    The Committee reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2000.

    COMPENSATION PHILOSOPHY

    The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal, the Company seeks to offer its executive officers competitive compensation based upon their performance, and the performance of the Company. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to recognize and reward individual contributions to the Company's performance, and to link executive officer compensation and stockholder interests through equity-based plans. The Company currently uses three integrated components--Base Salary, Variable Annual Incentives and Long-Term Incentives--to meet these goals.

    BASE SALARY

    The base salary component of the total compensation is designed to compensate executives competitively within the industry. The Committee reviewed and approved fiscal 2000 base salaries for the Chief Executive Officer and other executive officers. Base salaries were established by the Committee based upon competitive compensation data, and the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer base salaries have been targeted at or above the average rates paid by competitors in similar size companies to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation survey, the Top Five Data Services Report on Executive Compensation in the Biopharmaceutical Industry and the Culpepper Survey on the Software Industry). In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

    VARIABLE ANNUAL INCENTIVES

    Variable incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a compensation policy (the "Compensation Policy") which compensates officers in the form of annual bonuses that are paid in cash. The Committee established target bonuses for each executive officer relative to the officer's base salary. The Compensation Policy is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance evaluations. The Company-based performance goals are tied to different indicators of the Company's performance, such as achievement of revenue, research and development, and other operating objectives. These Company-based performance goals vary from year to year and are somewhat subjective in nature. The individual officer's performance goals are taken into account and are tied to different indicators of the individual officer's performance (such as having achieved a research and development project milestone) and, except in the case of the Chief Executive Officer, are based upon the evaluation of the Chief Executive Officer. The Chief Executive Officer's achievement of individual performance goals is determined by the Committee. The Committee evaluates the achievement level of the Company's annual goals and approves a performance rating relative to the goals. At the beginning of each year, the Company's objectives are assigned a relative weighting factor to assist in the priority setting and subsequent evaluation of performance against objectives that is conducted at the end of the year. This evaluation is subjective and is influenced by the Committee's perception of the importance of the various corporate goals. The aggregate amount of the bonus pool can range from 50-150% of the total individual target amounts based upon achievement of individual goals. The Committee believes that the Company's Compensation Policy provides an excellent link between the Company's performance and the incentives paid to executives.

    LONG-TERM INCENTIVES

    The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Incentive Stock Plan and the opportunity to purchase stock under the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's Board of Directors believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. The Compensation Committee has not yet made a determination with respect to long-term incentive grants based on 2000 performance.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 10% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each six-month offering period or on each specified purchase date.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Dr. Mollica's base salary for 2000 was set at $485,000.

Dr. Mollica's base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. In 2000, Dr. Mollica was granted options to purchase 55,000 shares of Common Stock based on 1999 performance and based upon the other factors described above. The Compensation Committee has not yet made a determination with respect to option grants to Dr. Mollica based on 2000 performance. Under the Compensation Policy, Dr. Mollica received a $242,500 bonus for 2000 performance. Dr. Mollica's total compensation was based on the Company's accomplishments and his contribution thereto, including (i) the Company achieving improved profitability, (ii) continued growth in the Company's drug discovery services and software business segments, (iii) successfully reducing the Company's internally funded drug discovery activities and transitioning to more funded drug discovery collaborations and services,
(iv) executing the continued integration of the Company's drug discovery services and software businesses, including managing through certain changes in the Company's executive management, (v) acquisitions effected during 2000 and
(vi) continuing to implement a five-year strategic plan for the Company.

Section 162(m)

    The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

    In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE

                                          Gary E. Costley
                                          Frank Baldino, Jr.
                                          Charles A. Sanders

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements proposed to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (which written disclosures were delivered to the Company) and considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2000.

    In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements described above be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

                                          Respectfully submitted by:

                                          AUDIT COMMITTEE

                                          Gary E. Costley
                                          James J. Marino
                                          Ricardo B. Levy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    On the basis of reports and representations submitted by or on behalf of the directors, executive officers and ten percent stockholders of the Company, all Forms 3, 4 and 5 showing ownership of and change of ownership in the Company's equity securities during 2000 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act, except that the Form 3 for James J. Marino that should have been filed by February 18, 2000 was filed on March 8, 2000, and a Form 4 for Judith Ohrn that should have been filed by July 10, 2000 was filed on August 10, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during 2000 were Gary Costley, Frank Baldino and Charles Sanders. No such member of the Compensation Committee was a former or current officer or employee of the Company.

CERTAIN TRANSACTIONS

    James J. Marino, one of the Company's directors, is a partner at Dechert, a law firm that the Company has retained in 2000 and 2001.

    The Company and Dr. Paul A. Bartlett, one of the Company's directors, are parties to a consulting agreement pursuant to which Dr. Bartlett receives annual compensation of $75,000 plus $1,000 for each consulting day served in excess of 25 days. The current term of the agreement expires in March 2001. In 2000, the Company paid Dr. Bartlett $102,000 pursuant to the consulting agreement.

    In January 2001, the Company extended a $270,000 interest-free loan to Dr. Michael R. Stapleton, one of the Company's executive officers, as an advance against his relocation expenses in connection with the relocation of his residence from the United Kingdom to San Diego, California.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Princeton, New Jersey
Dated: April 6, 2001

                                   EXHIBIT A
                            AUDIT COMMITTEE CHARTER

    ORGANIZATION. This charter governs the operations of the Audit Committee (the "Committee") of Pharmacopeia, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from the management and the Company. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

    STATEMENT OF POLICY. The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's consolidated financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

    RESPONSIBILITIES AND PROCESSES. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to the changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of the review.

    - The Committee shall review with management and the independent auditors the consolidated financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                   EXHIBIT B
          DESCRIPTION OF THE PHARMACOPEIA EMPLOYEE STOCK PURCHASE PLAN

    The Pharmacopeia, Inc. Employee Stock Purchase Plan (the "Purchase Plan") provides eligible employees with the opportunity to acquire shares of Company common stock at a discounted price through payroll deductions. The shares purchased will be authorized but unissued or reacquired shares of common stock, including stock purchased on the open market. A Committee appointed by the Board of Directors of the Company administers the Purchase Plan.

    ELIGIBILITY. Any person who is employed by Pharmacopeia, Inc. and its subsidiaries who is regularly expected to work 20 or more hours per week for more than five calendar months per year is eligible to participate in the Purchase Plan. At this time it impossible to determine the number of individuals who are eligible to participate in the Purchase Plan.

    In order to participate in the Purchase Plan, an eligible employee must complete an enrollment form designating the amount he wants deducted from his base salary and file it with the Committee. There are two six-month purchase periods each year during which a participant may purchase shares under the Purchase Plan. The purchase periods begin on June 1 and December 1 of each year. A Participant may elect to deduct between 1% and 10% of his base salary during each purchase period. Unless revoked or revised, these elections will carry over to subsequent purchase periods.

    KEY PROVISIONS OF THE PURCHASE PLAN. A participant's payroll deductions during a purchase period are used to purchase shares of Company common stock at a discounted price at the end of the purchase period. The discounted price will not be less than 85% of the fair market value of a share of Company common stock on the first or the last day of a purchase period (whichever is less). No participant may purchase more than 750 shares of stock during a purchase period or more than $25,000 worth of stock during any calendar year. In the event a participant has payroll deductions in excess of these amounts, the excess will be refunded.

    Participants may not enter the Purchase Plan in the middle of a purchase period. However, Participants may withdraw from the Purchase Plan during a purchase period, in which case, the balance in their accounts will be refunded. A participant must cease making contributions if he is terminated, and his account balance will be refunded.

    AVAILABLE SHARES. Currently, a total of 250,000 shares of common stock are reserved for issuance under the Purchase Plan. In the event of a stock split, stock dividend or other change affecting the common stock, the number of shares will be adjusted. In addition, the Purchase Plan may be amended for any reason. Some amendments, including an amendment to increase the number of shares of stock available under the Purchase Plan require shareholder approval.

    FEDERAL INCOME TAX CONSEQUENCES. The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    A participant is not taxed at the beginning of a purchase period. In addition, a participant is not taxed when shares of common stock are purchased for him at the end of a purchase period. Furthermore, if a participant sells his shares two years or more after the date on which they are purchased (the "Holding Period"), he will have ordinary income equal to the lesser of (i) 15% of the fair market value of the shares on the first day of the purchase period during which the shares were obtained, or (ii) the excess of the amount the participant receives on the sale of the shares over the participant's purchase price. The difference between the amount a participant receives on the sale of the shares and the total of (i) the participant's purchase price, and (ii) the ordinary income he recognized (if any) in accordance with the preceding sentence, will be treated as a capital gain or loss.

    If a participant sells his shares before the end of the Holding Period, at the time he sells the shares the difference between the participant's purchase price and the fair market value of the shares on the date of purchase is taxable as ordinary income. The participant will be subject to such tax even if he sells the shares for a lower price than he paid. In addition, the difference between the amount a participant receives on the sale of the shares and the fair market value of the shares on the date of purchase is taxable as capital gain or loss.

    Generally, there are no federal income tax consequences for the Company by reason of the grant or exercise of options pursuant to the Purchase Plan. However, if a participant sells his shares before the end of the Holding Period, the Company is entitled to a tax deduction corresponding to the amount of ordinary income the participant recognizes under the rules discussed above.

    To the extent any amounts a participant receives as a result of participating in the Purchase Plan are subject to federal, state or local income taxes, the Company is required to withhold all applicable taxes, and may satisfy its withholding obligation by deducting cash from a participant's other compensation.

                                   EXHIBIT C
           DESCRIPTION OF THE 1995 PHARMACOPEIA DIRECTOR OPTION PLAN

    GENERAL. Pharmacopeia's 1995 Director Option Plan (the "Director Plan") was initially adopted by the Board of Directors (the "Board") on October 6, 1995 and initially approved by the stockholders on October 26, 1995. The Director Plan authorizes the grant of nonstatutory stock options to non-employee directors. A total of 300,000 shares of Pharmacopeia Common Stock is reserved for issuance under the Director Plan. Stockholder approval is now being sought for an amendment of the Director Plan to revise the vesting schedule for certain options issued under the Director Plan. The Board believes that the proposed amendment is in the best interests of Pharmacopeia. The proposed amendment is necessary to enable Pharmacopeia to compete successfully with other companies to attract and retain non-employee directors in a competitive market, even in the event of an acquisition, recapitalization or similar event.

    PURPOSE. The general purpose of the Director Plan is to attract and retain the best available non-employee directors, to provide additional incentive to such individuals and to promote the success of Pharmacopeia's business.

    ADMINISTRATION. The Board administers the Director Plan. The Board has the authority to (i) interpret the Director Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Director Plan; and (iii) to make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all holders of options and on all persons deriving their rights therefrom.

    ELIGIBILITY. The Director Plan provides that options will be granted to Pharmacopeia's non-employee directors as follows:

    - Each non-employee director shall be granted an option to purchase 10,000 shares on the date such individual first becomes a director, and

    - Each non-employee director shall be granted an option to purchase 5,000 shares on the date of each annual stockholders' meeting, provided the individual has served as a non-employee director for at least six months prior to the date of the meeting.

    As of January 31, 2001, Pharmacopeia had granted options pursuant to the Director Plan to purchase an aggregate of 205,000 shares at exercise prices ranging from $10.06 to $43.625 per share. The closing price of Pharmacopeia Common Stock as reported on the NASDAQ National Market for January 31, 2001 was $27.875 per share.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Director Plan is evidenced by a written stock agreement between the optionee and Pharmacopeia and is subject to the following terms and conditions:

        (a) EXERCISE PRICE. The exercise price of an option issued under the Director Plan shall be equal to 100% of the fair market value of the shares on the date the option is granted. Generally, the fair market value shall be the closing sale price for such shares on the date of determination (or the mean of the bid and asked prices, if no sales were reported) as quoted on the NASDAQ National Market as reported in The Wall Street Journal.

        (b) FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be cash, check, money order, certain other shares of Pharmacopeia Common Stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to Pharmacopeia from the sale proceeds (a "cashless exercise") or any combination of the foregoing methods.

        (c) TERM OF THE OPTION. The term of an option granted under the Director Plan shall be ten years from the date of grant. Options issued under the Director Plan shall become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant; provided the optionee continues to serve on the Board. The proposed amendment of the Director Plan provides that options awarded to a director after his or her initial grant would vest on the date of the stockholders' meeting following the date of grant. The vesting schedule for the initial grant received by a director would not be changed by the proposed amendment.

        (d) TERMINATION OF SERVICE. If an optionee's service on the Board terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, but only within 12 months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise an option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

        (e) PERMANENT DISABILITY AND DEATH. If an optionee is unable to continue to serve on the Board as a result of permanent disability or death, then all his or her options under the Director Plan shall immediately become fully vested.

    NONTRANSFERABILITY OF OPTIONS. During an optionee's lifetime, his or her options shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    ADJUSTMENT UPON CHANGE IN CAPITALIZATION. In the event that the stock of Pharmacopeia is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other increase or decrease in the number of issued shares of Pharmacopeia Common Stock effected without receipt of consideration by Pharmacopeia, appropriate proportional adjustments will be made in the number and class of shares of stock under the Director Plan, the number of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Board, whose determination shall be conclusive.

    MERGER OR ASSET SALE. In connection with any merger, or sale of all or substantially all of the assets of Pharmacopeia, each outstanding option shall become fully exercisable immediately prior to the merger or sale. Each such option may be assumed or an equivalent option substituted by a successor corporation. All options not exercised before the merger or asset sale will terminate, if not substituted for or assumed.

    CHANGE IN CONTROL. Any outstanding option shall become fully exercisable immediately prior to a change in control. Each such option shall remain exercisable until the expiration of the option term, the termination of the option or the surrender of the option in connection with a hostile take-over, as defined in the Plan. A change in control means (i) certain changes in the composition of the Board over a three year period, or (ii) the acquisition of more than half of the beneficial ownership of Pharmacopeia by any person or group accomplished by a tender offer which the Board does not recommend the stockholders accept.

    Upon the occurrence of a hostile take-over, each option that has been held for at least six months may be surrendered within 30 days of the hostile take-over. An optionee who surrenders an option will receive a cash distribution in an amount equal to the excess of (i) the aggregate take-over price for the shares subject to the option over (ii) the aggregate exercise price payable for such shares.

    AMENDMENTS, SUSPENSIONS AND TERMINATION OF THE DIRECTOR PLAN. The Board may amend, suspend or terminate the Director Plan at any time; provided, however, that stockholder approval is required for certain amendments. In any event, the Director Plan will terminate automatically in 2005.

    FEDERAL INCOME TAX CONSEQUENCES. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes ordinary taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Pharmacopeia is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise is treated as long-term or short-term capital gain or loss, depending on the holding period.

    The foregoing is only a summary of the effect of federal income taxation upon optionees and Pharmacopeia with respect to the grant and exercise of options under the Director Plan. It does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

                                                                      Appendix I


                               PHARMACOPEIA, INC.
                            1995 DIRECTOR OPTION PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS


       I.         PURPOSE OF THE PLAN

                  This 1995 Director Option Plan is intended to promote the interests of Pharmacopeia, Inc., a Delaware corporation, by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II.         ADMINISTRATION OF THE PLAN

                  The terms of each option grant (including the timing and pricing of the option grant) shall be determined by the express terms of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

      III.        ELIGIBILITY

                  The individuals eligible to receive option grants under the Plan shall be (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings beginning with the 1996 Annual Meeting. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Plan at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Plan upon his or her continued service as a non-employee Board member following one or more Annual Stockholders Meetings.

      IV.         STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall initially not exceed 150,000 shares.

                  B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent the options expire or terminate for any reason prior to exercise in full. Shares subject to any option or portion thereof surrendered in accordance with Article Two and all shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

                  C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which option grants are to be subsequently made per Eligible Director and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments to the outstanding options shall be made by the Board and shall be final, binding and conclusive.

                                   ARTICLE TWO

                              OPTION GRANT PROGRAM


I.                OPTION TERMS

                  A. GRANT DATES. Option grants shall be made on the dates specified below:

                           1. Each Eligible Director who is first elected or
appointed as a non-employee Board member on or after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock.

                           2. On the date of each Annual Stockholders Meeting,
beginning with the 1996 Annual Meeting, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 5,000-share option grants any one Eligible Director may receive over his or her period of Board service.

                  B.       EXERCISE PRICE.

                           1. The exercise price per share shall be equal to one
hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall become immediately due
upon exercise of the option and shall be payable in one or more of the forms specified below:

                              (i) cash or check made payable to the
         Corporation,

                              (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                              (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable

         Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

                  D. EXERCISE OF OPTIONS. Each option shall become exercisable in a series of three (3) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to become exercisable upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

                  E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                           (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                           (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable at the time of the Optionee's cessation of Board service.

                           (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

                           (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding, to the extent it is not exercisable on the date of such cessation of Board service.

                  F. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  G. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, an option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.               CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                  A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  B. In connection with any Change in Control, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

                  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval of the Board or any committee of the Board shall be required in connection with such option surrender and cash distribution.

                  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

                  E. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE THREE

                                  MISCELLANEOUS


I.                EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on October 6, 1995 and approved by the stockholders on October 26, 1995. The Plan shall become effective on the Effective Date, and options may be granted under the Plan from and after such date.

                  B. The Plan shall terminate upon the EARLIEST of (i) October 5, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or cash-out of the options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

II.               AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) the Plan, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations and (ii) no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to each Eligible Director, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

III.              USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IV.               REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.                NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove the Optionee from the Board at any time in accordance with the provisions of the applicable law.

                                    APPENDIX


                  The following definitions shall be in effect under the Plan:


         A.       BOARD shall mean the Corporation's Board of Directors.

         B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
         (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F. CORPORATION shall mean Pharmacopeia, Inc., a Delaware corporation.

         G. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

         H. EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

         I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Plan.

         J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         L. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

                           (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, AND

                           (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than Section 16 Insiders.

         M. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         N. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         O. OPTIONEE shall mean any person to whom an option is granted under the Plan.

         P. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         Q. PERMANENT DISABILITY shall mean the inability of the Optionee to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         R. PLAN shall mean the Corporation's 1995 Director Option Plan, as set forth in this document.

         S. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p).

         T. SECTION 16 INSIDERS shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         U. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         V. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

         X. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                  PHARMACOPEIA, INC. 1995 DIRECTOR OPTION PLAN

                                 Amendment No. 1

         Pursuant to the power reserved to it in Article Three, Section II of the Pharmacopeia, Inc. 1995 Director Option Plan, as amended (the "Plan"), the Board of Directors of Pharmacopeia, Inc. hereby amends the Plan as follows:

         1. Article One, Section IV(A) is hereby amended and restated to read as follows:

                  "The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall initially not exceed 300,000 shares."

         2. This Amendment No. 1 to the Plan shall be effective only after approval of a majority of Pharmacopeia's stockholders as set forth in Article Three, Section II.

         To record the adoption of this Amendment No. 1, Pharmacopeia has caused its authorized officers to affix its corporation name and seal as of this _____ day of ______, 2000.

CORPORATE SEAL                                 PHARMACOPEIA, INC.

Attest: /s/ Thomas M. Carney                   By: /s/ Joseph A. Mollica
        --------------------                       ---------------------
Thomas M. Carney,                              Joseph A. Mollica,
Secretary                                      Chairman of the Board, President
                                               and Chief Executive Officer

                                                                     Appendix II


                               PHARMACOPEIA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                (AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1999)


         I.       PURPOSE OF THE PLAN

                  This Plan is intended to promote the interests of Pharmacopeia, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code. Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

         II.      ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

         III.     STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 250,000 shares.

                  B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

         IV.      PURCHASE PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in June to the last business day in November and from the first business day in December to the last business day in May. The first purchase period shall begin on the Effective Date.

         V.       ELIGIBILITY

                  A. Each individual who is an Eligible Employee shall be eligible to participate in the Plan on the start date of any purchase period under the Plan.

                  B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designee) on or before the start date of the purchase period. An Eligible Employee's election to participate in the Plan for a particular purchase period shall apply to subsequent purchase periods, unless revised or revoked by the Eligible Employee, as provided in Sections VI and VII.

         VI.      PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The rate of payroll deduction may not be increased during the purchase period. However, the Participant may, at any time during a purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

                  B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

                  D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

         VII.     PURCHASE RIGHTS

                  A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code
Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the "Termination of Purchase Right" provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

                  C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

                  D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 750 shares, subject to periodic adjustments as provided in Section III.B.

                  E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

                  F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                           (i)      A Participant may, at any time prior to the
last day of a purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan

Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                           (ii)     The termination of such purchase right shall
be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

                           (iii)    Should the Participant cease to remain an
Eligible Employee for any reason (other than death or disability) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. Should the Participant cease to remain an Eligible Employee by reason of death or disability while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which such death or disability occurs shall, at the election of the Participant (or, in the event of the Participant's death, the personal representative of the Participant's estate), be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made prior to the next Purchase Date, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                           (iv)     Should the Participant cease to remain in
active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the payroll deductions collected during such purchase period or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

                  G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) (or such greater percentage as the Plan Administrator may have established for the purchase period in which such Corporate Transaction occurs) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of

Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Corporation shall use its best efforts to provide at least ten
(10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

                  H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant, except as provided in Section VII.F.(iii).

                  J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

         VIII.    ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share of Common Stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations, the following provisions shall be in effect: (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted. (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share of Common Stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

         IX.      EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on October 6, 1995 and became effective on the Effective Date. The Plan was amended and restated as of December 1, 1999.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in May 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

         X.       AMENDMENT OF THE PLAN

                  The Board may alter, amend, suspend or discontinue the Plan at any time, with such change to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

         XI.      GENERAL PROVISIONS

                  A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

                  B. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  C. The provisions of the Plan shall be governed by the laws of the State of New Jersey without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          Corporations Participating in
                          Employee Stock Purchase Plan
                             AS OF DECEMBER 1, 1999




                               Pharmacopeia, Inc.


                           Molecular Simulations Inc.

                                    APPENDIX

         The following definitions shall be in effect under the Plan:

         A. "Base Salary" shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

         B.       "Board" shall mean the Corporation's Board of Directors.

         C. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         D.       "Common Stock" shall mean the Corporation's common stock.

         E. "Corporate Affiliate" shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

         F. "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Corporation is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

         G. "Corporation" shall mean Pharmacopeia, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pharmacopeia, Inc. which shall by appropriate action adopt the Plan.

         H. "Effective Date" shall mean June 1, 1996. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

         I. "Eligible Employee" shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty

(20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

         J. "Fair Market Value per share of Common Stock" on any relevant date shall be determined in accordance with the following provisions: (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value per share of Common Stock shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value per share of Common Stock shall be the closing selling price on the last preceding date for which such quotation exists. (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value per share of Common Stock shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value per share of Common Stock shall be the closing selling price on the last preceding date for which such quotation exists.

         K. "Participant" shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

         L. "Participating Corporation" shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

         M. "Plan" shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

         N. "Plan Administrator" shall mean the committee of two (2) or more individuals appointed by the Board to administer the Plan.

         O. "Purchase Date" shall mean the last business day of each purchase period, i.e., the last business day of May and November each year.

         P. "Stock Exchange" shall mean either the American Stock Exchange or the New York Stock Exchange.

             - Please Detach and Mail in the Envelope Provided -
-------------------------------------------------------------------------------

                              PHARMACOPEIA, INC.
                    2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 2, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PHARMACOPEIA, INC., a Delaware corporation, hereby acknoledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 2001, and hereby appoints Joseph A. Mollica and Bruce C. Myers, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of PHARMACOPEIA, INC. to be held on May 2, 2001 at 9:00 a.m. local time, at The Doral Forrestal at Princeton, Princeton, New Jersey and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:



            (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

             - Please Detach and Mail in the Envelope Provided -
-------------------------------------------------------------------------------

    PLEASE MARK YOUR
/X/ VOTES AS INDICATED
    IN THIS EXAMPLE


                                FOR all nominees listed below
                                    (except as indicated)
1. ELECTION OF DIRECTORS:                   / /

   IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT
   NOMINEE'S NAME IN THE LIST BELOW:

   RICARDO B. LEVY, PAUL A. BARTLETT, PH.D., CHARLES A. SANDERS M.D.





                                                          FOR   AGAINST  ABSTAIN
2. APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK
   PURCHASE PLAN TO INCREASE FROM 250,000 TO 750,000      / /    / /      / /
   THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED
   FOR ISSUANCE THEREUNDER:

3. APPROVAL OF AMENDMENT TO THE 1995 DIRECTOR OPTION
   PLAN TO PROVIDE THAT OPTIONS AWARDED TO A DIRECTOR     / /    / /      / /
   AFTER HIS OR HER INITIAL GRANT WOULD VEST ON THE
   DATE OF THE STOCKHOLDERS' MEETING FOLLOWING THE
   DATE OF GRANT:

4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
   AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL   / /    / /     / /
   YEAR ENDING DECEMBER 31, 2001:

   and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
   CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR
   THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE
   EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT TO
   THE 1995 DIRECTOR OPTION PLAN, TO RATIFY THE
   APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES
   DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING.





   __________________________   _________________________ Date: _________, 2001
           Signature                    Signature

  (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promplty in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)